Exhibit 2.7

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Aubry Bjarnason
601 E CHARLESTON BLVD SUITE 100
LAS VEGAS, NV 89104, USA

Work Order #: W2021011400932
January 14, 2021
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 6083

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Amendment After Issuance of Stock	Fees	20211166059	1/14/2021 9:29:00 AM	Approved	1	$11000.00	$11000.00
Amendment After Issuance of Stock	Expedite Fee	20211166059	1/14/2021 9:29:00 AM	Approved	1	$125.00	$125.00
Total							$11125.00

Payments

Type	Description	Payment Status	Amount
Submitter Account	6083	Success	$2875.00
Credit Card	6106514165096626103289	Success	$8250.00
Total			$11125.00

Credit Balance: $0.00

Aubry Bjarnason
601 E CHARLESTON BLVD SUITE 100
LAS VEGAS, NV 89104, USA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

01/14/2021

Work Order Item Number:	W2021011400932-1061375
Filing Number:	20211166059
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	1/14/2021 9:29:00 AM
Filing Page(s):	4

Indexed Entity Information:

Entity ID: C33445-2003 **Entity Name:** CBD LIFE SCIENCES INC.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
THE CORPORATE PLACE, INC.
601 E CHARLESTON BLVD STE 100, LAS VEGAS, NV 89104, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Page 1 of 1

Commercial Recording Division
202 N. Carson Street

Business Number C33445 - 2003 Filed in the Office of Secretary of State State Of Nevada Filing Number 20211166059 Filed On 1/14/2021 9:29:00 AM Number of Pages 4

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) 25,000,000,000 common shares are authorized Par $0.0001 (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] — Title: President /CFO Signature of Officer or Authorized Signer X [signature] — Title: Board of Directors Signature of Officer or Authorized Signer *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

MINUTES OF THE SPECIAL BOARD OF DIRECTORS MEETING OF CBD LIFE SCIENCES CORP The Board of Directors of CBD Life Sciences, Corp, met in a special called meeting in the corporate offices on January 13 , 2021 at 10 : 00 A.M. The meeting was called in accordance with the By - Laws of the corporation. Attached hereto is a waiver of time of a meeting call signed by each D i rector. The meeting was called to order by Lisa A. Nelson as Chairman of the meeting . Attendance at the meeting was Lisa Nelson and Brianna Nelson comprising the entire Board of Directors of the corporation . Brianna Nelson acted as Secretary for the meeting. Ms. Lisa Nelson stated that the called meeting is to change the number of Common Stock that the corporation may issue. At the present time only 5,000,000,000 shares may be issued under the articles of incorporation, as amended. The proposal before the board of directors is to increase the total number of shares authorized to 25,000,000,000 shares of common stock. After discussion, a motion was made and duly seconded to adopt the following resolution of the board of directors. Approval was unanimous RESOLVED : The President of the corporation is hereby authorized to amend the articles of incorporat i on filed with the state of Nevada to increase the number of authorized shares of common stock that can be issued under the Amended articles of incorporation from 5,000,000,000 to 25,000,000,000. Par value remains unchanged . There being no further business the meeting was adjourned. Lisa A. Nelson Brianna Nelson

WAIVER OF NOTICE OF SPECIAL MEETING OF THE BOARD OF DIRECTORS OF CBD LIFE SCIENCES, CORP We the undersigned being all the directors of the corporations hereby agree and consent that the Special Meeting of the Board of Directors be held on the date and the time and place stated below and hereby waive all notice of such meeting and of any adjournment thereof. Place of meeting: Corporate Offices Date of meeting: January 13, 2021 Time of meeting: Dated: January 13, 2021 10:00 A.M. Lisa A. Nelson Brianna Nelson

NEVADA STATE BUSINESS LICENSE CBD LIFE SCIENCES INC. Nevada Business Identification # NV20031567775 Expiration Date: 12/31/2021 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B202101141353105 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 01/14/2021. BARBARA K. CEGAVSKE Secretary of State